March 1, 1995



Chemical Bank
270 Park Avenue
New York, New York  10017
Attention:  Mr. Robert Gillham

The Boatmen's National Bank of St. Louis
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri  63166-0236
Attention:  Mr. Thomas Guyton

Mercantile Bank of St. Louis National Association
Eighth & Locust, 12th Floor
P.O. Box 524
St. Louis, Missouri  63101
Attention:  Mr. John A. Holland

Ladies and Gentlemen:

     Re: Amendment and Further Extension of line of credit agreement Dated October 18, 1993, as amended and extended by letter of Amendment and Extension dated April 18, 1994, and further amended and extended by letters of Amendment and Further Extension dated August 18, 1994 and October 18, 1994, among Laclede Gas Company ("Laclede"), Chemical Bank ("Chemical"), The Boatmen's National Bank of St. Louis ("Boatmen's") and Mercantile Bank of St. Louis National Association ("Mercantile") (said banks being hereinafter collectively called the "Banks" and said line of credit agreement, as thus amended and extended, being hereinafter called the "Line of Credit Agreement").

     This amendatory agreement will confirm our agreement to further amend and extend the above-referenced Line of Credit Agreement from March 1, 1995 to September 1, 1995 on the same terms and conditions set forth in the original Line of Credit Agreement as amended and extended on April 18, 1994, August 18, 1994 and October 18, 1994; subject only to the modifications expressly set forth in numbered Paragraphs 1 through 5 below, each of which Paragraphs shall be effective on March 1, 1995.













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Chemical Bank
The Boatmen's National Bank of St. Louis
Mercantile Bank of St. Louis National Association
March 1, 1995
2


           1. New Maximum Amounts of Advances. The combined aggregate principal amount of Advances at any time outstanding from any Bank under the Line of Credit Agreement shall not, on or after March 1, 1995, exceed the amount set forth opposite the name of such Bank below (such Bank's "Maximum Amount"), and shall be in a combined aggregate principal amount at any time outstanding which shall not exceed $50 million:

     Name of Bank                   Maximum Amount
     ------------                   --------------

     Chemical                        $25,000,000
     Boatmen's                       $12,500,000
     Mercantile                      $12,500,000

           2. New Termination Date. The phrase "Termination Date" as defined in the Line of Credit Agreement is hereby amended from March 1, 1995 to September 1, 1995. Accordingly, all references in the Line of Credit Agreement to the Termination Date shall hereafter refer to September 1, 1995.

           3.  New Form of Note.  Each executed Note in the form of Exhibit
     A to the Line of Credit Agreement, as previously amended, as to which no sums are then due and payable thereunder shall be returned to Laclede immediately for cancellation, upon the holder Bank's receipt of an executed Note to that Bank in the form attached as Exhibit A to this amendatory agreement.

           4. Absence of Material Adverse Change. The making of Advances under the Line of Credit Agreement as amended by this letter agreement is also subject to the absence of any material adverse change since December 31, 1994, in the financial condition of Laclede.

           5. Interest Rate on LIBO Rate Advances; Facility Fee Rate. The interest rate on LIBO Rate Advances and the Facility Fee shall remain as specified respectively in Paragraphs 3 and 4 of the letter of Amendment and Extension dated August 18, 1994.

           6. Ratification of Remainder of Line of Credit Agreement. Subject only to the amendments expressly set forth in numbered Paragraphs 1 through 5 above, the Line of Credit Agreement is hereby ratified, confirmed and approved in all respects.

     Please indicate your acceptance of the terms of this amendatory agreement by signing in the appropriate space below and returning to Laclede Gas Company the enclosed duplicate of the





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Chemical Bank
The Boatmen's National Bank of St. Louis
Mercantile Bank of St. Louis National Association
March 1, 1995
3

original of this letter. This letter may be executed in counterparts, each of which shall be an original, and all of which when taken together, shall constitute one agreement which shall extend and amend the Line of Credit Agreement as hereinbefore provided.

                                      Very truly yours,

                                      LACLEDE GAS COMPANY

                                      By:  VERNON O. STEINBERG
                                           -----------------------
                                      Name:  Vernon O. Steinberg
                                             ----------------------
                                      Title:  V.P.-Treas. & Asst. Secy.
                                              -------------------------
Accepted and Agreed to as of
the date first written above.

CHEMICAL BANK


By:     Jaimin Patel
Name:   Jaimin Patel
Title:  Vice-President


THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


By:      Thomas C. Guyton
Name:    Thomas C. Guyton
Title:   Vice-President


MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION


By:     John Holland
Name:   John Holland
Title:  Vice-President









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